EXHIBIT 99.1

Terra Tech Corp. CEO, Derek Peterson, Discusses Recent News in a New Audio Interview at SmallCapVoice.com

AUSTIN, Texas—9/27/17-- SmallCapVoice.com, Inc. (SCV) and Terra Tech Corp. (OTCQX: TRTC) ("Terra Tech") or (the "Company"), a vertically integrated cannabis-focused agriculture company, announced today that a new audio interview with the Company, is now available. The interview can be heard at http://smallcapvoice.com/blog/9-27-17-smallcapvoice-interview-with-terra-tech-corp-trtc

Derek Peterson, Chief Executive Officer of Terra Tech called in to SmallCapVoice.com to go over the news for Terra Tech Corp. Topics covered in the interview include the recent share conversion, the two new craft cultivators in California, the provisional patent application for innovative cannabis-infused rolling papers, the LOI to acquire 50% of NuLeaf Sparks Cultivation LLC and NuLeaf Reno Production LLC and much more.

“Terra Tech is currently embarking on a period of rapid expansion, marked by progress across all areas of the business,” commented Mr. Derek Peterson. “We are taking advantage of the ongoing consolidation in the California market to expand our cultivation footprint by forming partnerships with artisanal ‘Craft Cultivators’. This model allows us to expand capacity without taking on crop or infrastructure risk, and allows us to maintain low capital expenditure.”

Mr. Peterson continued, “We are also building the Blüm retail brand, having recently expanded into Southern California where we are taking over the operations of the Reserve, an establish retail dispensary. This will prepare Terra Tech for an expected ramp in demand as legal adult-use sales commence in California 2018. To support strong corporate governance as Terra Tech executes on this expansion plan, we also converted all the executives’ Preferred B shares into common stock, ensuring that management’s interests are wholly aligned with shareholders’. Terra Tech now has a strong operational platform in place to support growth in the business.”

To be added to the Terra Tech email distribution list, please email TRTC@kcsa.com with TRTC in the subject line.

About Terra Tech

Terra Tech Corp. (OTCQX: TRTC) operates through multiple subsidiary businesses including: Blüm, IVXX Inc., Edible Garden, and MediFarm LLC. Blüm’s retail and medical cannabis facilities provide the highest quality medical cannabis to patients who are looking for alternative treatments for their chronic medical conditions as well as premium cannabis to the adult-use market in Nevada. Blüm offers a broad selection of cannabis products including; flowers, concentrates and edibles through its Oakland, CA and multiple Nevada locations. IVXX, Inc. is a wholly-owned subsidiary of Terra Tech that produces cannabis-extracted products for regulated medical cannabis dispensaries throughout California and medical and adult-use dispensaries in Nevada. The Company’s wholly-owned subsidiary, Edible Garden, cultivates a premier brand of local and sustainably grown hydroponic produce, sold through major grocery stores such as ShopRite, Walmart, Winn-Dixie, Raley's, Meijer, Kroger, Stop & Shop and others nationwide. Terra Tech’s MediFarm LLC subsidiaries are focused on medical and adult-use cannabis cultivation and permitting businesses throughout Nevada.

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For more information about Terra Tech Corp visit: http://www.terratechcorp.com/

For more information about IVXX visit: http://ivxx.com/

For more information about Blüm Nevada visit: http://letsblum.com

For more information about Blüm Oakland visit: http://blumoak.com/

Visit us on Facebook @ https://www.facebook.com/terratechcorp/timeline

Follow us on Twitter @terratechcorp

For more information about Edible Garden visit: http://www.ediblegarden.com/

Visit Edible Garden on Facebook @ https://www.facebook.com/ediblefarms?fref=ts

Visit IVXX on Facebook @ https://www.facebook.com/ivxxbrand?fref=ts

About SmallCapVoice.com

SmallCapVoice.com is a recognized corporate investor relations firm, with clients nationwide, known for its ability to help emerging growth companies build a following among retail and institutional investors. SmallCapVoice.com utilizes its stock newsletter to feature its daily stock picks, audio interviews, as well as its clients' financial news releases. SmallCapVoice.com also offers individual investors all the tools they need to make informed decisions about the stocks they are interested in. Tools like stock charts, stock alerts, and Company Information Sheets can assist with investing in stocks that are traded on the OTC BB and Pink Sheets. To learn more about SmallCapVoice.com and their services, please visit http://smallcapvoice.com/blog/the-small-cap-daily-small-cap-newsletter/

Cautionary Language Concerning Forward-Looking Statements

Statements in this press release may be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "anticipate", "believe", "estimate", "expect", "intend" and similar expressions, as they relate to the company or its management, identify forward-looking statements. These statements are based on current expectations, estimates and projections about the company's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in Terra Tech Corp.'s filings with the Securities and Exchange Commission. In addition, such statements could be affected by risks and uncertainties related to Terra Tech Corp.'s (i) product demand, market and customer acceptance of its equipment and other goods, (ii) ability to obtain financing to expand its operations, (iii) ability to attract qualified sales representatives, (iv) competition, pricing and development difficulties, (v) ability to integrate GrowOp Technology Ltd. into its operations as a reporting issuer with the Securities and Exchange Commission, and (vi) general industry and market conditions and growth rates and general economic conditions. Any forward-looking statements speak only as of the date on which they are made, and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release. Information on Terra Tech Corp.'s website does not constitute a part of this release.

Contact

Philip Carlson

KCSA Strategic Communications

212-896-1238

TRTC@kcsa.com

Contact for SmallCapVoice.com

Stuart T. Smith

SmallCapVoice.com

E-mail: ssmith@smallcapvoice.com

Website: www.smallcapvoice.com

Source: SmallCapVoice.com, Inc.

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